Exhibit 99.1

Press Release	GB&T BANCSHARES, INC. (NASDAQ - GBTB)

Company Release - 10/19/2005

GB&T Bancshares Reports 62.6% Increase in Third Quarter Net Income

Declares Third Quarter Cash Dividend of $0.085

GAINESVILLE, Ga., October 19, 2005 (PRIMEZONE) — GB&T Bancshares, Inc. (Nasdaq: GBTB), a multi-bank holding company with six community banks in markets surrounding Atlanta, Georgia, reported third quarter 2005 net income of $3.9 million compared with $2.4 million for the third quarter of 2004, an increase of 62.6 percent. Over the last twelve months, loans and deposits increased 33.6 percent and 31.1 percent, respectively, generating recurring revenue growth of 32.0 percent for the current quarter compared to the third quarter of 2004.

Diluted earnings per share for the third quarter of 2005 were $0.30 compared with $0.25 for the prior-year period, an increase of 20.0 percent.  Per share results were impacted by a 36.0 percent increase in average shares outstanding to 13,089,000 arising from shares issued in connection with three bank acquisitions over the past 12 months and a public offering of 1,651,680 shares of the Company’s common stock completed in the fourth quarter of 2004.

For the first nine months of 2005, the Company reported net income of $8.3 million, an increase of 21.0 percent above the $6.9 million reported for the prior-year period.  Net income was impacted by an additional $2.9 million provision made to the Company’s loan loss reserves in the second quarter of 2005 due to the further impairment of an inherited single loan relationship originated through its wholly-owned subsidiary, HomeTown Bank of Villa Rica (“HTB”) prior to acquisition.  Diluted earnings per share for the first nine months of 2005 were $0.65 versus $0.77 for the prior-year period. The per share comparison reflects the additional provision in addition to a 44.8 percent increase in average diluted shares outstanding to 12,868,000 arising from shares issued in connection with the three bank acquisitions and the public offering.

At a meeting held on October 17, 2005, the board of directors of GB&T Bancshares declared a third quarter cash dividend of $0.085 per share on the Company’s common stock. The declared dividend is payable on November 14, 2005 to stockholders of record as of the close of business on October 31, 2005.

The annualized returns on average assets (“ROA”) and average equity (“ROE”) for the third quarter of 2005 were 1.00 percent and 7.64 percent, respectively, compared with 0.84 percent and 7.80 percent for the prior-year third quarter. Adjusted to exclude intangibles, the annualized return on average tangible assets (“ROTA”) and average tangible equity (“ROTE”) were 1.05 percent and 12.07 percent, respectively, for the third quarter of 2005 compared with 0.88 percent and 12.72 percent for the prior-year third quarter.

Richard A. Hunt, President and CEO, commented, “We are pleased to report a continuation of positive operating trends achieved through a combination of strong organic growth and acquisitions.  Revenue growth once again outpaced expense growth, an indication of our success at integrating previous acquisitions and the improving efficiency of our operations.  As with many banks in this rate environment, we have experienced pressure on our net interest margin.  However, we have successfully maintained a balance between deposit growth and a modestly lower margin, as compared to the first two quarters of 2005; this combination has enabled us to continue funding the strong loan growth we see in our markets.  We anticipate further improvements in efficiency and continued strong operating trends as we enter the fourth quarter of 2005.”

Total revenue, defined as net interest income plus non-interest income, was $18.1 million for the third quarter of 2005, an increase of 36.2 percent over the $13.3 million reported in the third quarter of 2004.  Net interest income increased 38.0 percent from the year-ago quarter, to $14.6 million, reflecting a 36.8 percent growth in average earning assets and a three basis point increase in the net interest margin to 4.18 percent.  Mr. Hunt added that the margin declined five basis points compared with the second quarter of 2005. “We have been pricing our deposits more competitively to fund loan growth,” he continued.  “While this has been successful in attracting new balances, we’ve also seen certain customers shift their demand and savings balances into higher-yielding time deposits.”

Non-interest income for the third quarter of 2005 was $3.5 million compared with $2.7 million for the third quarter of 2004, an increase of 28.8 percent. Excluding gains from the sale of investment securities in the current quarter, non-interest income increased 8.3 percent. Mortgage origination fees, up $117,000 or 23.2 percent, represented the largest dollar increase in fee income, followed by service charges on deposit accounts, up $61,000 or 3.8 percent.

Non-interest expenses remain well-controlled; they were $11.6 million in the third quarter of 2005, an increase of 22.2 percent over the $9.5 million reported for the 2004 third quarter.  Salaries and employee benefits expense, the largest component of non-interest expense, increased 27.9 percent; growth was affected by certain severance payments and by the addition of 29 full-time equivalent employees, a 6.6 percent increase. GB&T Bancshares’ efficiency ratio improved to 65.75 percent for the third quarter of 2005 from 69.51 percent for the prior-year third quarter.

Mr. Hunt commented that apart from the previously disclosed impaired loan relationship inherited from a prior acquisition, asset quality has been sound and stable; this inherited loan was charged off during the current quarter.  Nonperforming assets at September 30, 2005 were $9.1 million or 0.57 percent of assets, compared with $9.9 million or 0.65 percent of assets at June 30, 2005 and $7.3 million or 0.60 percent of assets at September 30, 2004. Annualized net charge-offs for the third quarter of 2005 were 1.00 percent of average loans compared with 0.61 percent for the second quarter of 2005 and 0.06 percent for the third quarter of 2004. Loan loss reserves at September 30, 2005 were 1.02 percent of total loans.

Total assets were approximately $1.6 billion at September 30, 2005, an increase of $398.4 million, or 32.8 percent, since September 30, 2004.  The FNBG Bancshares, Inc. acquisition, completed in March, 2005, accounted for $141.9 million or 35.6 percent of the increase. Excluding this acquisition, organic growth during this period was $256.5 million or 21.1 percent.  Loans increased $303.6 million or 33.6 percent to $1.2 billion at September 30, 2005 compared with $904.4 million at September 30, 2004. Exclusive of the FNBG Bancshares, Inc. acquisition, which accounted for $101.5 million of this increase, loans grew $202.1 million, or 22.3 percent. Total deposits were $1.2 billion, an increase of $292.9 million or 31.1 percent from year-ago levels. Core deposits now comprise 50.2 percent of total deposits compared with 53.5 percent a year earlier.  Excluding the acquisition, total deposits increased $183.2 million, or 19.5 percent.

Stockholders’ equity at September 30, 2005 was $203.6 million, a twelve-month increase of $67.2 million, or 49.2 percent, reflecting the impact of the FNBG Bancshares, Inc. acquisition and public offering mentioned above. Stockholders’ equity was 12.6 percent of period-end assets. The Company had 12,729,224 shares of common stock outstanding at September 30, 2005.

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating six community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South and First National Bank of Gwinnett. In addition, the Company owns a consumer finance company, Community Loan Company, with eight offices located in Northern Georgia. As of September 30, 2005, GB&T Bancshares had assets of $1.6 billion, with 26 bank branches located in 11 Georgia counties. GB&T Bancshares’ common stock is listed on the Nasdaq

National Market under the symbol “GBTB.” Visit the Company’s website www.gbtbancshares.com for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding projected growth , our efficiency, loan loss reserves, loan portfolio, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (6) costs or difficulties related to the integration of our businesses may be greater than expected; (7) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (8) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (9) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

GB&T BANCSHARES, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
(Dollars in thousands except per share amounts)	2005	2005	2005	2004	2004

EARNINGS
Net interest income	$14,645	14,120	12,746	11,716	10,610
Provision for loan loss	$635	3,822	482	465	332
Other income	$3,476	2,906	2,757	3,238	2,699
Other expense	$11,551	11,273	10,595	9,901	9,456
Net income	$3,903	1,388	3,011	2,975	2,400
Non-recurring (income)/expense (after-tax)	$0	0	0	(230)	127
Operating income	$3,903	1,388	3,011	2,745	2,527

PER SHARE DATA
Basic earnings per share	$0.31	0.11	0.25	0.28	0.25
Diluted earnings per share	$0.30	0.11	0.25	0.27	0.25
Operating diluted earnings per share	$0.30	0.11	0.25	0.25	0.26
Book value per share	$15.99	15.81	15.77	14.84	13.57
Tangible book value per share	$10.16	9.97	9.90	10.19	8.11
Cash dividend per share	$0.085	0.085	0.076	0.076	0.076

PERFORMANCE RATIOS
Return on average assets	1.00%	0.37%	0.91%	0.95%	0.84%
Return on average tangible assets	1.05%	0.39%	0.95%	0.99%	0.88%
Return on average equity	7.64%	2.76%	6.65%	7.74%	7.80%
Return on average tangible equity	12.07%	4.37%	9.98%	12.06%	12.72%
Net interest margin	4.18%	4.23%	4.29%	4.19%	4.15%
Other expense / Average assets	2.96%	3.02%	3.19%	3.16%	3.33%
Efficiency Ratio	65.75%	66.21%	68.35%	67.90%	69.51%
Other income/Total operating revenue	16.64%	17.07%	17.78%	19.65%	20.28%

MARKET DATA
Market value per share — Period end	$21.23	23.76	21.66	24.12	22.06
Market as a % of book	1.33	1.50	1.37	1.63	1.63
Cash dividend yield	1.60%	1.43%	1.40%	1.26%	1.38%
Common stock dividend payout ratio	28.33%	77.27%	30.40%	28.15%	30.40%
Period-end common shares outstanding (000)	12,729	12,716	12,641	11,772	10,052
Common stock market capitalization ($Millions)	$270.24	302.13	273.81	283.95	221.74

CAPITAL & LIQUIDITY
Equity to assets	12.62%	13.13%	13.56%	13.71%	11.23%
Period-end tangible equity to tangible assets	8.40%	8.70%	8.97%	9.84%	7.03%
Total risk-based capital ratio	not available	14.39%	14.70%	16.27%	12.95%
Average loans to deposits	100.53%	100.57%	101.38%	97.99%	96.09%

ASSET QUALITY
Net charge-offs	$2,949	1,707	346	666	132
(Ann.) Net loan charge-offs/ Average loans	0.996%	0.607%	0.140%	0.285%	0.062%
Non-performing loans	$5,957	6,811	10,213	10,059	4,905
OREOs	$2,887	2,965	1,451	620	1,240
90-day past dues	$297	126	364	328	1,110
NPAs + 90 day past due/ Total assets	0.57%	0.65%	0.82%	0.86%	0.60%
Allowance for loan losses/ Total loans	1.02%	1.26%	1.13%	1.16%	1.25%
Allowance for loan losses/NPA’s + 90 days past due	134.20%	147.25%	103.64%	100.49%	155.23%

END OF PERIOD BALANCES
Total loans, net of unearned fees	$1,208,031	1,152,737	1,099,344	955,880	904,407
Total assets	$1,613,806	1,532,935	1,470,574	1,274,136	1,215,373
Deposits	$1,233,729	1,159,109	1,096,190	928,603	940,867
Stockholders’ equity	$203,597	201,269	199,367	174,715	136,440
Full-time equivalent employees	469	463	457	453	440

AVERAGE BALANCES
Loans	$1,175,083	1,128,442	1,004,588	928,935	840,569
Interest-earning assets	$1,390,897	1,338,276	1,204,489	1,111,717	1,016,482
Total assets	$1,546,761	1,498,217	1,347,362	1,246,184	1,130,820
Deposits	$1,168,863	1,122,061	990,944	947,975	874,783
Interest-bearing liabilities	$1,176,016	1,131,022	1,015,305	945,777	882,226
Stockholders’ equity	$202,586	201,727	183,586	152,932	122,336

The following table provides a detailed analysis of Non-GAAP measures.

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Reconciliation Table	2005	2005	2005	2004	2004
(Dollars in thousands)

Book value per share	$15.99	15.81	15.77	14.84	13.57
Effect of intangible assets per share	$(5.83)	(5.84)	(5.87)	(4.65)	(5.46)
Tangible book value per share	$10.16	9.97	9.90	10.19	8.11

Return on average assets	1.00%	0.37%	0.91%	0.95%	0.84%
Effect of intangible assets	0.05%	0.02%	0.04%	0.04%	0.04%
Return on average tangible assets	1.05%	0.39%	0.95%	0.99%	0.88%

Return on average equity	7.64%	2.76%	6.65%	7.74%	7.80%
Effect of intangible assets	4.43%	1.61%	3.33%	4.32%	4.93%
Return on average tangible equity	12.07%	4.37%	9.98%	12.06%	12.72%

Equity to assets	12.62%	13.13%	13.56%	13.71%	11.23%
Effect of intangible assets	-4.22%	-4.43%	-4.59%	-3.88%	-4.20%
Period-end tangible equity to tangible assets	8.40%	8.70%	8.97%	9.84%	7.03%

GB&T Bancshares, Inc. and Subsidiaries

Consolidated Statements of Condition

	9/30/2005	9/30/2004
	(Unaudited)	(Unaudited)

Assets (in thousands):
Cash and due from banks	$24,953	$23,442
Interest-bearing deposits in banks	871	2,658
Federal funds sold	49,622	13,995
Securities available-for-sale	192,561	165,336
Restricted equity securities, at cost	8,730	5,273

Loans, net of unearned income	1,208,031	904,407
Less allowance for loan losses	12,267	11,262
Loans, net	1,195,764	893,145

Premises and equipment, net	37,420	32,413
Goodwill and intangible assets	74,225	54,896
Other assets	29,660	24,215
Total assets	$1,613,806	$1,215,373

Liabilities and Stockholders’ Equity(in thousands):
Deposits:
Non interest-bearing	$173,504	$126,469
Interest-bearing demand & savings	446,372	377,343
Time depostis	613,853	437,055
Total deposits	1,233,729	940,867
Federal funds purchased and securities sold under repurchase agreements	30,631	20,479
Federal Home Loan Bank advances	101,691	75,094
Other borrowings	838	542
Other liabilities	13,422	12,053
Subordinated debt	29,898	29,898
Total liabilities	1,410,209	1,078,933

Stockholders’ equity:
Capital stock	164,118	102,501
Retained earnings	40,798	33,339
Accumulated other comprehensive income (loss)	(1,319)	600
Total stockholders’ equity	203,597	136,440
Total liabilities and stockholders’ equity	$1,613,806	$1,215,373

GB&T BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$21,833	$13,713	$58,816	$37,261
Taxable securities	1,884	1,250	5,360	3,275
Nontaxable securities	153	184	483	554
Federal funds sold	132	55	236	115
Interest-bearing deposits in banks	19	9	34	17
Total interest income	24,021	15,211	64,929	41,222

Interest expense:
Deposits	7,647	3,429	18,545	9,337
Federal funds purchased and securities sold under repurchase agreements	161	57	470	150
Federal Home Loan Bank advances	1,038	760	2,903	2,361
Other borrowings	530	355	1,500	768
Total interest expense	9,376	4,601	23,418	12,616

Net interest income	14,645	10,610	41,511	28,606

Provision for loan losses	635	332	4,939	941

Net interest income after provision for loan losses	14,010	10,278	36,572	27,665

Other income:
Service charges on deposit accounts	1,659	1,598	4,823	4,479
Mortgage origination fees	621	504	1,744	1,475
Insurance commissions	149	155	442	456
Gain on sale of securities	552	—	553	609
Other operating income	495	442	1,577	1,521
Total other income	3,476	2,699	9,139	8,540

Other expense:
Salaries and employee benefits	6,865	5,369	19,746	15,242
Occupancy and equipment expenses, net	1,631	1,292	4,648	3,718
Other operating expenses	3,055	2,795	9,025	7,319
Total other expense	11,551	9,456	33,419	26,279

Income before income taxes	5,935	3,521	12,292	9,926

Income tax expense	2,032	1,121	3,990	3,063

Net income	$3,903	$2,400	$8,302	$6,863

Earnings per share:
Basic	$0.31	$0.25	$0.66	$0.78
Diluted	$0.30	$0.25	$0.65	$0.77

Weighted average shares
Basic	12,723	9,491	12,494	8,855
Diluted	13,089	9,621	12,868	8,888

Cash dividends per common share	$0.085	$0.076	$0.246	$0.224

GB&T Bancshares, Inc.

Yield Analysis - September 30, 2005

	For the Nine Months Ended			For the Three Months Ended
	September 30, 2005			September 30, 2005
	Average		Yields	Average		Yields
(Dollars in thousands)	balances	Interest	/Rates	balances	Interest	/Rates

Assets
Interest earning assets:
Taxable securities	$191,077	$5,360	3.75%	$192,429	$1,884	3.88%
Nontaxable securities	14,671	483	4.40%	13,821	153	4.39%
Federal funds sold	9,693	236	3.26%	14,168	132	3.70%
Interest bearing deposits in banks	1,224	34	3.71%	1,819	19	4.14%
Loans, net of unearned income	1,094,527	58,816	7.18%	1,168,660	21,833	7.41%
Total interest earning assets	$1,311,192	$64,929	6.62%	$1,390,897	$24,021	6.85%
Noninterest earning assets:
Unrealized gains (losses) on securities	(1,757)			(2,102)
Allowance for loan losses	(12,482)			(14,621)
Nonaccrual loans	8,114			6,423
Cash and due from banks	26,033			24,073
Other assets	133,366			142,091
Total noninterest earning assets	153,274			155,864
Total assets	$1,464,466			$1,546,761
Liabilities & Shareholders’ Equity
Interest bearing liabilities:
Interest bearing demand & savings	$405,074	5,858	1.93%	$416,714	2,244	2.14%
Time	541,815	12,687	3.13%	597,796	5,403	3.59%
Borrowings	160,857	4,873	4.05%	161,506	1,729	4.25%
Total interest bearing liabilities	1,107,746	23,418	2.83%	1,176,016	9,376	3.16%
Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	147,571			154,353
Other liabilities	13,313			13,806
Shareholder’s equity	195,836			202,586
Total liabilities & shareholders’ equity	$1,464,466			$1,546,761
Interest rate differential			3.79%			3.69%
Net interest income		41,511			14,645
Net interest margin			4.23%			4.18%